POWER OF ATTORNEY

The undersigned officers and Trustees of AIP Alternative Strategies Funds (the “Trust”) hereby appoint Lee Schultheis and Kristina Labermeier as attorneys-in-fact and agents, with the power, to execute, and to file any of the documents referred to below relating to the registration of the Trust as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) and the registration of the Trust’s securities under the Securities Act of 1933, as amended (the “Securities Act”) including the Trust’s registration statements on Form N-8A, N-1A or Form N-14, any and all amendments thereto with any regulatory authority, including applications for exemptive order rulings and proxy materials. Each of the undersigned grants to the said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned officers and Trustees hereby execute this Power of Attorney as of this 27th day of March, 2006.

Name	Title

/s/Lee Schultheis	President
Lee Schultheis

/s/Kristina Labermeier	Secretary
Kristina Labermeier

/s/Stephen G. Bondi	Treasurer and Trustee
Stephen G. Bondi

/s/Robert Anderson	Independent Trustee
Robert Anderson

/s/Joseph Breslin	Independent Trustee
Joseph Breslin

/s/Thomas Mann	Independent Trustee
Thomas Mann

/s/Joyce Montgomery Rocklin	Independent Trustee
Joyce Montgomery Rocklin